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              ===================================================


                            GREENWOOD TRUST COMPANY
                                    Servicer

                   DISCOVER RECEIVABLES FINANCING GROUP, INC.
                                     Seller


                                      and


                            WILMINGTON TRUST COMPANY
                                    Trustee


                      on behalf of the Certificateholders



                             THIRD AMENDMENT TO THE
                        POOLING AND SERVICING AGREEMENT
                          Dated as of November 1, 1991


                            _______________________


                           DISCOVER CARD TRUST 1991 F


               ==================================================


                                  Dated as of
                               November 30, 1998





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     THIS THIRD AMENDMENT TO THE POOLING AND SERVICING AGREEMENT (the
"Amendment"), dated as of November 30, 1998, is entered into by and between GREENWOOD TRUST COMPANY, a Delaware banking corporation, as Servicer (the "Servicer"), DISCOVER RECEIVABLES FINANCING GROUP, INC., a Delaware corporation, as Seller (the "Seller") and WILMINGTON TRUST COMPANY, as Trustee (the "Trustee").

     WHEREAS the Servicer, the Seller and the Trustee have entered into the POOLING AND SERVICING AGREEMENT (the "Agreement") dated as of November 1, 1991 relating to Discover Card Trust 1991 F; and

     WHEREAS pursuant to subsection 13.01(a) of the Agreement, the Servicer, the Seller and the Trustee desire to amend Sections 1.01, 2.08, 3.01, 3.05, 3.06, 6.04, 6.05, 6.07, 7.05, 12.03 and 12.04 thereof and Exhibits B and F thereto in a manner that shall not adversely affect in any material respect the interests of the Holders of any Class of any Series then outstanding.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

     1.   Definitions.
          ------------
     Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

     2.   Amendments to Section 1.01.
          ---------------------------
     The following definitions are hereby amended and restated in their entirety to read as follows:

          "Certificate" shall mean any certificated Seller Certificate or any one of the Class A Certificates or the Class B Certificates.

          "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register or a Person in whose name ownership of the uncertificated Seller Certificate is recorded in the books and records of the Trustee.

          "Seller Certificate" shall mean (i) if the Seller elects to evidence its fractional undivided interest in the Trust in certificated form pursuant to Section 6.04 hereof, the certificate executed by the Seller and authenticated by the Trustee, substantially in the form of Exhibit B hereto, or (ii) an uncertificated fractional undivided interest in the Trust, as evidenced by a recording in the books and records of the Trustee, including the right to receive the Collections and other amounts to be paid to the Holder of the Seller Certificate at the times and in the amounts specified herein.






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     3.   Amendment to Section 2.08.
          --------------------------
     Section 2.08 is hereby amended and restated in its entirety to read as follows:

     Pursuant to the request of the Seller, the Trustee has caused Certificates in authorized denominations to be duly authenticated and delivered to or upon the order of the Seller pursuant to Section 6.05. These Certificates and any uncertificated Seller Certificate, if applicable, represent the entire ownership of the Trust.

     4.   Amendment to Section 3.01.
          -------------------------
     The first sentence of Section 3.01(a) is hereby amended by deleting the phrase "the issuance of the Seller Certificate" in the second line thereof and inserting the phrase "the issuance of a certificated Seller Certificate to the Seller or the recording of the Seller's uncertificated fractional undivided interest in the Trust in the books and records of the Trustee" in place thereof.

     5.   Amendment to Section 3.05.
          --------------------------
     Section 3.05 is hereby amended and restated in its entirety to read as follows:

          Annual Servicer's Certificate. The Servicer will deliver to the Trustee, the Seller and the Rating Agency, on or before March 15 of each calendar year, beginning in March 1999, an Officer's Certificate substantially in the form of Exhibit F hereto stating (a) that in the course of the performance by the signer of his duties as an officer of the Servicer he would normally obtain knowledge of any Servicer Termination Event (as such term is defined herein) and (b) whether or not he has obtained knowledge of any such Servicer Termination Event during the transition period from January 1, 1998 through November 30, 1998, or the preceding fiscal year ended November 30, as applicable, and, if so, specifying each such Servicer Termination Event of which the signer has knowledge and the nature thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

     6.   Amendments to Section 3.06.
          ---------------------------
     (a) Section 3.06(a) is hereby amended and restated in its entirety to read as follows:

          (a) On or before March 15 of each calendar year, beginning in March 1999, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Seller) to furnish a report to the Trustee and the Servicer to the effect that such firm is of the opinion that the system of internal accounting controls in effect on






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               the date of such statement relating to the servicing procedures performed by the Servicer under this Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities which would be material to the assets of the Trust during the transition period from January 1, 1998 through November 30, 1998, or the preceding fiscal year ended November 30, as applicable, and that nothing has come to their attention that would cause them to believe that such servicing has not been conducted in compliance with Sections 3.02, 4.03, 4.06, 4.07,
               4.09 and 8.07 of this Agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

     (b) Section 3.06(b) is hereby amended and restated in its entirety to read as follows:

          (b) On or before March 15 of each calendar year, beginning in March 1999, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Seller) to furnish a report to the Trustee to the effect that they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Servicer pursuant to subsection 3.04(b) during the transition period from January 1, 1998 through November 30, 1998, or the preceding fiscal year ended November 30, as applicable, with the computer reports of the Servicer and such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

     7.   Amendments to Section 6.04.
          ---------------------------

     (a) The first sentence of Section 6.04(a) is hereby amended and restated in its entirety to read as follows:

               Subject to Section 6.01 hereof, the Investor Certificates of each Class shall be substantially in the form of Exhibits A-1 and A-2, respectively hereto and shall, upon issue, be executed and delivered by the Trustee pursuant to the directions of the Seller for authentication and redelivery as provided in Sections 2.07 and 6.05.

     (b)  The following sentences shall be inserted immediately after the first





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sentence of Section 6.04(a):

          The Seller and Greenwood may jointly elect at any time, by written notice to the Trustee, to have their fractional undivided interest in the Trust be (i) evidenced by a certificate or (ii) an uncertificated interest. If the Seller and Greenwood elect to have their fractional undivided interest in the Trust be uncertificated, they shall deliver to the Trustee for cancellation any certificate previously issued. Subject to Section 6.01 hereof, if the Seller and Greenwood elect to have their fractional undivided interest in the Trust be evidenced by a certificate, such certificate shall be issued pursuant hereto, substantially in the form of Exhibit B hereto, and shall upon issue be executed and delivered by the Seller to the Trustee for authentication and redelivery as provided in Sections 2.07 and 6.05.

     (c) The third sentence of Section 6.04(a) is hereby deleted in its entirety.

     8.   Amendment to Section 6.05.
          --------------------------

     The second and third sentences of Section 6.05 are hereby amended and restated in their entirety to read as follows:

          The Trustee shall authenticate and deliver any certificated Seller Certificate, if applicable, to the Seller simultaneously with its delivery of the Investor Certificates. The Certificates shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) in the case of the Investor Certificates, the Initial Investor Interest of each Class, and, in the case of any certificated Seller Certificate, in a denomination equal to the Seller's fractional undivided interest in the Trust. The Certificates and any uncertificated Seller Certificate, if applicable, represent the entire ownership of the Trust.

     9.   Amendment to Section 6.07.
          --------------------------

     Section 6.07(a) is hereby amended by deleting the phrase "Fractional Undivided Interest" in the last full line thereof and inserting the phrase "fractional undivided interest" in place thereof.

     10.  Amendment to Section 7.05.
          --------------------------

     The first sentence of Section 7.05 is hereby amended and restated in its entirety to read as follows:

          It is the understanding of the parties that the certificated Seller Certificate will be issued to Greenwood and DRFG as tenants-in-common or the Trustee will record in its books and records that the Seller and Greenwood own an uncertificated interest in the Seller Certificate as tenants-in-common, in each case pursuant to instructions from the Seller as described in a certain Purchase and Contribution Agreement by and among the Seller,




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          Greenwood and others.

     11.  Amendment to Section 12.03.
          ---------------------------

     The second sentence of Section 12.03(a) is hereby amended and restated in its entirety to read as follows:

          The Servicer's notice to the Trustee in accordance with the next preceding sentence shall be accompanied by an Officer's Certificate setting forth the information specified in Section 3.05 covering the period during the transition period from January 1, 1998 through November 30, 1998, or the then-current fiscal year ended November 30, as applicable, through the date of such notice.

     12.  Amendment to Section 12.04.
          ---------------------------

     The first sentence of Section 12.04 is hereby amended and restated in its entirety to read as follows:

          Upon the termination of the Sellers' obligations and responsibilities with respect to the Trust pursuant to Section 12.01 and the surrender, if applicable, of any certificated Seller Certificate, the Trustee shall sell, assign, and convey to the Holder of the Seller Certificate (without recourse, representation or warranty except for the warranty that since the date of transfer by the Seller under this Agreement the Trustee has not sold, transferred or encumbered any such Receivables or interest therein) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds thereof and Insurance Proceeds relating thereto except, if applicable, for amounts held by the Trustee pursuant to subsection 12.03(b).

     13.  Amendment to Exhibit B (Form of Seller Certificate).
          ----------------------------------------------------

     (a) The first paragraph immediately following the legends on Exhibit B to the Agreement is hereby amended by deleting the phrase "Fractional Undivided Interest" in the third line thereof and inserting the phrase "fractional undivided interest" in place thereof.

     (b) The first sentence of the fourth paragraph immediately following the legends on Exhibit B to the Agreement is hereby amended by deleting the phrase "Fractional Undivided Interest" and inserting the phrase "fractional undivided interest" in place thereof.

     14.  Amendment to Exhibit F (Form of Annual Servicer's Certificate).
          ---------------------------------------------------------------

     Paragraph 3 of Exhibit F to the Agreement is hereby amended and restated in its entirety to read as follows:




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          During the [transition period from January 1, 1998 through November
          30, 1998] [fiscal year ended November 30, ____] in the course of my duties as an officer of the Servicer, I would normally obtain knowledge of any Servicer Termination Event.

     15.  Effect Upon the Agreement.  Except as specifically set forth herein,
          --------------------------
the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     16.  Counterparts.  This Amendment may be executed in two or more
          -------------
counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.




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     IN WITNESS WHEREOF, Greenwood, DRFG and the Trustee have caused this
Amendment to be duly executed by their respective officers as of the day and year first above written.

                                        GREENWOOD TRUST COMPANY,
                                        as Servicer


                                        By: /s/ Steven L. Mahon
                                           ------------------------------------
                                            Steven L. Mahon
                                            Vice President, Bank Operations


                                        DISCOVER RECEIVABLES FINANCING GROUP,
                                        INC., as Seller


                                        By: /s/ Richard W. York
                                           ------------------------------------
                                            Richard W. York
                                            Vice President


                                        WILMINGTON TRUST COMPANY, as Trustee


                                        By: /s/ Bruce Bisson
                                           ------------------------------------
                                            Bruce Bisson
                                            Vice President





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